                            UNION BANK OF CALIFORNIA


                                  SelectBENEFIT


                                 TRUST AGREEMENT

                            Union Bank of California
                          SelectBENEFIT Trust Agreement


PURPOSE

AGREEMENT

POWERS, DUTIES AND RIGHTS OF TRUSTEE

      1.1    GENERAL                                                            1
      1.2    INVESTMENT OPTIONS                                                 1
      1.3    POWERS OF TRUSTEE REGARDING INVESTMENTS                            2
      1.4    OTHER POWERS OF TRUSTEE                                            4
      1.5    DUTIES OF TRUSTEE                                                  5
      1.6    EMERGENCIES AND DELEGATION                                         5
      1.7    EXPENSES AND TAXES                                                 6
      1.8    THIRD PARTIES                                                      6
      1.9    GENERAL FUNDING POLICY INVESTMENT OBJECTIVES AND
             PROXY VOTING POLICY                                                6
      1.10   EMPLOYER SECURITIES                                                6

RESTRICTIONS ON TRANSFER

      2.1    PERSONS TO RECEIVE PAYMENT                                         7
      2.2    ASSIGNMENT AND ALIENATION PROHIBITED                               8

RESIGNATION AND SUCCESSION

      3.1    WITH RESPECT TO ALL EMPLOYERS:                                     8
      3.2    WITH RESPECT TO INDIVIDUAL EMPLOYERS:                              9

AMENDMENT

      4.1    POWER TO AMEND                                                     9
      4.2    LIMITATION ON AMENDMENT                                            9
      4.3    CONFORMITY WITH LAW                                                9

LIABILITIES

      5.1    DECLARATION OF INTENT                                             10
      5.2    GENERAL LIMITATIONS OF LIABILITY                                  10
      5.3    LIABILITY OF THE TRUSTEE                                          10
      5.4    INDEMNIFICATION                                                   11

DURATION AND TERMINATION

      6.1    DURATION                                                          11

MISCELLANEOUS

      7.1    ADOPTION BY OTHER EMPLOYERS                                       11
      7.2    SUCCESSOR EMPLOYER                                                11
      7.3    RELATION TO PLAN                                                  11
      7.4    USE OF TRUST FUNDS                                                11
      7.5    LOCATION OF TRUST FUND ASSETS                                     12
      7.6    PARTIAL INVALIDITY                                                12
      7.7    CONSTRUCTION, VENUE AND JURISDICTION                              12
      7.8    ALTERNATE DISPUTE RESOLUTION                                      12
      7.9    LOCATING PARTICIPANTS                                             12

This Trust Agreement (the "Trust Agreement") is made by and between Haskel International, Inc, (the "Employer"), sponsor of the Haskel International, Inc. Retirement Savings Plan, (the "Plan"), the Plan's named fiduciary, the Plan's administrator or administrative committee (the "Administrator") and Union Bank of California, N.A., a national banking association, ("Union Bank of California" or "UBOC" or the "Trustee"), and shall be effective upon Trustee's receipt of Plan assets to be held in trust hereunder (the "Trust").


PURPOSE

The Employer has adopted the Plan for the exclusive benefit of certain of its employees ("Participants") and their beneficiaries ("Beneficiaries"). The Plan provides that, from time to time, cash and other assets may be contributed to the Trustee by the Employer to be held and administered as a trust for the uses and purposes of the Plan. Subject to specific conditions set forth in this Agreement, the Trustee agrees that it will hold in trust and invest cash and other acceptable property of the Plan received pursuant to this Agreement and received on account of contributions from the Employer or transfers for the benefit of the Plan for the uses and purposes and upon the terms and conditions stated below (the "Trust"). The Employer intends that the Plan shall qualify under Section 401 of the Internal Revenue Code of 1986, as amended (the "Code"), and that the Trust hereby created shall constitute a part of the Plan, and thereby obtain tax exempt status Under Code Section 501.

AGREEMENT

NOW, THEREFORE, the Employer hereby adopts this Trust Agreement as hereinafter set forth, and the Trustee agrees to receive and hold any and all cash and acceptable property which has been or may be paid or delivered to it as Trustee hereunder from time to time in trust for the uses and purposes and upon the terms and conditions hereinafter stated.


                                    ARTICLE I

                      POWERS, DUTIES AND RIGHTS OF TRUSTEE


1.1  GENERAL

It shall be the duty of the Trustee to hold the funds and property from time to time received by it from the Employer and its Participants and designated by the Employer as Plan and Trust assets which, together with the increase, earnings and profits thereon, shall constitute the Employer's Trust Fund; to manage, invest and reinvest the Trust Fund, except as provided in Section 1.2; to collect and hold the increase, earnings and profits thereon; and to make payments from the Trust Fund; all as herein and in the Plan provided. For both accounting and investment purposes a separate Trust Fund shall be established for each Employer. No Employer or any Trust Fund attributable to it shall be liable for Plan benefits attributable to another Employer. The Trustee shall be a fiduciary within the meaning of Section 3(21)(A) of ERISA and shall perform its duties and exercise its powers as such subject to all provisions of the Plan and this Trust Agreement, ERISA and other applicable laws and regulations governing fiduciaries.

1.2  INVESTMENT OPTIONS

        (a) The Employer's Trust Fund, subject to any administrative restrictions imposed by the Trustee, shall be invested in one or more Investment Options selected by the Administrator. Each Investment Option shall consist only of Permissible investments as set forth in Union Bank of California's Statement Of Policy For Directed SelectBENEFIT Investments as published from time to time. For purposes of the Plan and this Trust Agreement "Permissible Investments" shall mean any investment medium which the Trustee makes available for investment of assets held in the Employer's Trust Fund, including but not limited to:

                (i) any collective investment fund regularly maintained by Union Bank of California for common investment of qualified employee benefit plan trust funds,

                (ii) any mutual fund for which Union Bank of California provides investment advice or other services for a fee;

                (iii) any type of interest-bearing deposit with Union Bank of California or other financial institution made available for use hereunder.

        (b) With regard to the management of all or part of the Employer's Trust Fund, the Employer shall direct the Trustee in writing as to which of the following subparagraphs shall from time to time be operative, except that, if the Employer has selected Employer Securities, mutual funds or investment vehicles advised by entities not affiliated with the Trustee, the Employer shall serve as investment fiduciary for such vehicles unless the provisions of Section 1.2(b)(ii) apply. The Employer's written direction shall remain in force until the Trustee is otherwise directed in writing:

        (i)     Employer Directed Account:

                The Employer shall retain full investment authority, in which event the Employer shall, within the limitations set forth below and in accordance with the provisions of Section 1.2(a) above, direct the Trustee in writing with respect to the investment, management and control of Trust assets, and the Trustee shall, as promptly as possible, comply with such written directions; however, the Trustee, in its sole discretion, may refuse to comply with the directions of the Employer to invest in assets other than Permissible Investments or with directions which the Trustee deems to be improper or contrary to the provisions of the Plan and Trust, ERISA or the Internal Revenue Code. The Trustee shall not be liable, in any manner for any reason, for the making, retention or disposition of any investment pursuant to the Employer's directions or for its failure to invest any or all of the Employer's Trust Fund in the absence of such written directions, nor shall the Trustee be liable when it is directed by the Employer to acquire a security for failure to exercise any conversion, redemption, exchange, subscription or other right with respect to that security, notice having been given with respect to such right prior to the purchase of such security, unless the Trustee is informed of the existence of the right and is instructed to exercise such right, in writing, by the Employer, within a reasonable time prior to the expiration of such right. The Employer shall not direct the purchase, sale or retention of any assets of the Trust other than Permissible Investments and shall only make directions which are in compliance with the applicable provisions of ERISA and any regulations or rulings issued thereunder.

        (ii)    Investment Manager Directed Account:

                The Employer shall appoint an Investment Manager (as defined in Section 3(38) of ERISA) or a Qualified Professional Asset Manager ("QPAM" as defined in PTCE 84-14) and shall inform the Trustee in writing of such appointment. The Investment Manager or QPAM shall, within the limitations set forth below and in accordance with the provisions of Section 1.2(a) above, direct the Trustee in writing with respect to the investment, management and control of Trust assets, and the Trustee shall, as promptly as possible, comply with such written directions. The Investment Manager or QPAM shall not direct the purchase, sale or retention of any assets of the Trust other than Permissible Investments and shall only make directions which are in compliance with the applicable provisions of ERISA and any regulations or rulings issued thereunder. The Trustee shall have no liability for the acts or omissions of such Investment Manager or QPAM or be under an obligation to invest or otherwise manage any asset of the Trust which is subject to the management of such Investment Manager or QPAM.

        (iii)   Participant Directed Account:

                The above notwithstanding, if the Employer has so elected, the Participant shall have full investment authority over the investment of assets allocated to such Participant's account ("Participant Directed Account") or ("Account") in that the Participant shall select among the Investment Options authorized by the Administrator. Such Participant Directed Accounts are intended to qualify as ERISA SS404(c) accounts. The Employer, the Administrator or Investment Manager shall have full responsibility for designating the Investment Options under the Plan and for selecting the underlying investment vehicle(s) for each designated Option from the list of Permissible Investments. To the extent allowed under the Internal Revenue Code, ERISA and applicable regulations thereunder, none of the Employer, the Administrator or the Trustee shall have any responsibility for monitoring the directions of the Participant nor shall they be liable in any manner for investment or other losses or other liability for following the directions of a Participant. The Administrator shall establish uniform and nondiscriminatory rules for the operation of the Participant Directed Accounts, including whether the Participant shall direct the Trustee or direct the Administrator who directs the Trustee. Participant Directed Accounts shall be subject to the provisions of the Plan and may only be invested in Permissible Investments. The Trustee may refuse to comply with the directions of the Participant to invest in assets other than Permissible Investments or with directions which the Trustee deems to be improper or contrary to the provisions of the Plan and Trust, ERISA or the Internal Revenue Code and shall have no liability for such refusal.

1.3     POWERS OF TRUSTEE REGARDING INVESTMENTS

        After receiving the required directions from the Employer, if the Employer has retained investment authority, from the Investment Manager or QPAM, if Employer has delegated authority to an Investment Manager or QPAM, or, from the Participant, if Participant Directed Accounts have been established, the Trustee, subject to the limitations of Sections

        1.1 and 1.2, the provisions of ERISA and other applicable laws, is authorized and empowered:

        (a) To invest and reinvest the Employer's Trust Fund or any part thereof in any one or more kind, type, class, item or parcel of property, real, personal or mixed, tangible or intangible; or in any one or more kind, type, class, item or issue of investment or security: or in any one or more kind, type, class or item of obligation, secured or unsecured; or in any combination of them.

        (b) To acquire and sell options to buy securities ("call" options) and to acquire and sell options to sell securities ("put" options).

        (c) To buy, sell, assign, transfer, acquire, lease (for any purpose, including mineral leases, and for terms within or extending beyond the life of this Trust), exchange and in any other manner to acquire, manage, deal with and dispose of all or any part of the Trust property, for cash or credit and upon any reasonable terms and conditions.

        (d) To make "deposits", within the meaning of Section 408(b)(4) of ERISA, with any bank or savings and loan institution, including any such facility of Union Bank of California or an affiliate thereof provided that the deposit in an interest bearing account or a timed certificate of deposit bears a reasonable rate of interest.

        (e) To invest and reinvest the Employer's Trust Fund in any mutual fund or short term investment fund ("Fund"), whether sponsored or advised by Union Bank of California or any affiliate of Trustee, as well as one or more collective investment funds regularly maintained by Union Bank of California for common investment of trust funds. The Declaration of Trust for such collective investment funds is hereby made a part of this Trust Agreement and the Plan document. Notwithstanding any contrary provision in this Trust Agreement, Union Bank of California shall have full investment responsibility over assets in such collective investment funds. To retain funds of the Trust in cash temporarily awaiting investment or for the purpose of making distributions or other payments, without liability for interest thereon. Union Bank of California or its affiliates may be compensated for providing investment advice or other services to such Funds, as well as the collective investment funds, and may receive "float" on disbursements pending encashment, and on any uninvested cash, in addition to any Trustee's fees received pursuant to this Trust Agreement.

        (f) To borrow or raise money for the purposes of the Trust from any source (other than in a prohibited transaction as defined in Sections 406 of ERISA or 4975 of the Internal Revenue Code); to pay interest; to execute promissory notes and to secure the repayment thereof by pledging all or any part of the Employer's Trust Fund.

        (g) Except as related to Employer Securities pursuant to Section 1.10; and unless directed by the Employer, an Investment Manager or QPAM to vote upon any stocks, bonds or other securities and to give general or special proxies or powers of attorney with or without power of substitution, to exercise any conversion privileges, subscription rights or other options of which Trustee receives actual notice, and to make any payments incidental thereto; to consent to or otherwise participate in corporate reorganizations or other changes affecting corporate securities and to delegate discretionary powers and to pay any assessments or charges in connection therewith; and generally to exercise any of the powers of an owner with respect to stocks, bonds, securities or other property held in the Employer's Trust Fund.

        (h) To make, execute, acknowledge and deliver any and all documents of transfer and conveyance and any and all other instruments that may be necessary or appropriate to carry out the powers herein granted.

        (i) To exercise all the further rights, powers, options and privileges granted, provided for, or vested in trustees generally under applicable federal or state laws, as amended from time to time, it being intended that, except as herein otherwise provided, the powers conferred upon the Trustee herein shall not be construed as being in limitation of any authority conferred by law, but shall be construed as in addition thereto.

        (j) To pay or cause to be paid any and all real or personal property taxes, income taxes or other taxes or assessments of any or all kinds levied or assessed upon or with respect to the Employer's Trust Fund or the Plan.

        (k) To hold term or ordinary life insurance contracts on the lives of Participants (but in the case of conflict between any such contract and the Plan, the terms of the Plan shall prevail); to pay the premiums on such contracts; to distribute, surrender or otherwise dispose of such contracts; to pay proceeds if any, of such contracts to the proper persons in the event of the death of the insured Participant; to enter into, modify, renew and terminate annuity contracts of deposit administration or immediate participation or other group or individual type with one or more insurance companies and to pay or deposit all or any part of the Employer's Trust Fund thereunder; to provide in any such contract for the investment of all or any part of funds so deposited with the insurance company in securities under separate accounts; to exercise and claim all rights and benefits granted to the contract holder by any such contracts.



1.4     OTHER POWERS OF TRUSTEE

        In addition to the above-enumerated powers and whether or not the Employer has retained investment authority, or delegate such authority, the Trustee in any and all events is authorized and empowered:

                (a) To cause all or any part of the Trust Fund to be held in the name of the Trustee (which in such instance need not disclose its fiduciary capacity) or, as permitted by levy, in the name of any nominee, and to acquire for the Trust Fund any investment in bearer form; but the books and records of the Trust shall at all times show that all such investments are a part of the Trust Fund.

                (b) To serve as sole custodian with respect to the Trust assets, provided Union Bank of California is the sole Trustee.

                (c) To employ such agents and counsel as may be reasonably necessary in managing and protecting the Trust assets and to pay them reasonable compensation; to employ any broker-dealer, including any broker-dealer affiliated with Union Bank of California, and pay to such broker-dealer at the expense of the Trust its standard commissions; to settle, compromise or abandon all claims and demands in favor of or against the Employer's Trust Fund; and to charge any premium on bonds purchased at par value to the principal of the Employer's Trust Fund without amortization from the Employer's Trust Fund, regardless of any law relating thereto.

                (d) In addition to the powers listed herein, to do all other acts necessary or desirable for the proper administration of the Trust Fund, as though the absolute owner thereof.

                (e) To abandon, compromise, contest, arbitrate or settle claims or demands; to prosecute, compromise and defend lawsuits, but without obligation to do so; all at the risk and expense of the Trust Fund.

                (f) To exercise and perform any and all of the other powers and duties specified in this Trust Agreement or the Plan.

                (g) To permit such inspections of documents at the principal office of the Trustee as are required by law during Trustee's normal business hours.

                (h) To comply with all requirements imposed by ERISA or other applicable provisions of law.

                (i) To act upon proper directions of the Employer, the Plan's Committee, the Plan's Administrator designated by the Employer (the "Administrator") or any other named fiduciary or participant, including directions in writing, or oral directions which Trustee in its discretion may follow prior to receipt of written instructions, instructions given by photostatic teletransmission using facsimile signature, or those instructions which are digitally recorded on the Trustee's oral recording or Voice Response Unit ("VRU") communications system, and the Trustee's recording or lack of recording of any such instructions taken in the Trustee's ordinary course of business shall constitute conclusive proof of Trustee's receipt or non-receipt of the instructions.

                (j)     As directed by the Employer:

                        (i) To cause the benefits provided under the Plan to be paid directly to or for the benefit of the persons entitled thereto under the Plan, and in the amounts and in the manner specified, and to charge such payments against the Employer's Trust Fund with respect to which such benefits are payable.

                        (ii) To compensate such executive, consultant, actuarial, accounting, investment, appraisal, administrative, clerical, secretarial, medical, custodial, depository and legal firms, personnel and other employees or assistants as are engaged by the Employer in connection with the administration of the Plan and Trust of such Employer, including the Trustee, and to pay from the Employer's Trust Fund the necessary expenses of such firms, personnel and assistants, to the extent not paid by the Employer.

                        (iii) To impose a reasonable charge to cover the cost of furnishing to Participants or Beneficiaries upon their written request documents as required under Section 104(b)(4) of ERISA (but not for furnishing information, statements or documents as required by Section 104(b)(1), (2) or (3) or
                                Section 104(c) or Section 105(a) or (c) of
                                ERISA).

                        (iv) To pay premiums for insurance for such purposes, in such amounts and with such companies as the Employer shall elect, including insurance to cover liability or losses occurring by reason of the acts or omissions of fiduciaries.

                        (v) To vote proxies or tender securities, except for Employer Securities, which shall be voted in accordance with paragraph 1.10(b) hereof.

1.5     DUTIES OF TRUSTEE

        In reference to the duties of the Trustee:

                (a) The Trustee shall exercise any of the foregoing powers from time to time as required by law.

                (b) The Trustee shall maintain or cause to be maintained appropriate records, data and information relating to the Trust Fund and its functions hereunder.

                (c) The Trustee shall keep accurate and detailed accounts of all investments, receipts, disbursements and other actions hereunder, as required by law. Its books and records relating thereto shall be open to inspection and audit at all reasonable times by the Employer, the Administrator or their duly authorized representatives.

                (d) Within sixty days after the close of each Plan Year and within sixty days after the resignation of the Trustee as provided in Article III hereof, the Trustee shall render to the Employer and to the Participant for his or her Participant Directed Account, a written account showing in reasonable summary the investments, receipts, disbursements and other transactions engaged in by the Trustee during the preceding Plan Year or period with respect to the Employer's Trust Fund or the Participant's Account. Such account shall set forth the assets and liabilities of the Trust or the Participant's Directed Account at the end of the period. The Employer and any Participant shall have ninety days after the Trustee's mailing of each such account and any participant statement of account provided by UBOC under a separate recordkeeping agreement, within which to file with the Trustee written objections to such account or statement. Upon the expiration of each such period, the Trustee shall be forever released and discharged from all liability and accountability to the Employer and the Participant with respect to the propriety of its acts and transactions shown in such account except with respect to any such acts or transactions as to which the Employer files written objections within such sixty day period with the Trustee.

                (e) The above notwithstanding, as to investments directed by Participants, Trustee shall furnish written confirmations to Participants, and all such investment transactions shall be deemed approved by Participants unless Participants notify Trustee to the contrary within 30 days of mailing such confirmations.

                (f) The Trustee shall file such descriptions and reports and shall furnish such information and make other publications, disclosures, registrations and other filings as are required of the Trustee by ERISA or other applicable law except for filings in connection with Employer Securities, which shall be the sole responsibility of Employer.

                (g) The Trustee shall have the power and duty to comply promptly with all proper directions of the Employer, the Committee and Plan Administrator. Unless a Participant Directed Account has been established, the Trustee shall not act on any directions or requests received from Participants.

1.6     EMERGENCIES AND DELEGATION

        In reference to situations involving emergencies or delegation of duties:

                (a) In case of an emergency, the Trustee may, but is not required to, act in the absence of directions from any other fiduciary having the power and duty to direct the Trustee with respect to the matter involved and shall incur no liability in so acting or not acting.

                (b) By written notice to the Trustee, the Employer, Administrator or Committee may authorize the Trustee to act on matters in the ordinary course of the business of the Trust or on specific matters upon the signature of its authorized representative.

1.7     EXPENSES AND TAXES

        In reference to expenses incurred and the taxes paid by the Trustee:

                (a) Trustee and record keeping fees shall be paid to Union Bank of California as Trustee by the Employer, in accordance with Union Bank of California's fee schedule applicable as of the date such fees are payable, but if not so paid, such fees shall constitute a charge upon the Employer's Trust Fund, allocated proportionately to Participants' Accounts based upon market value.

                (b) Reasonable counsel fees, reasonable costs, expenses, and charges of Union Bank of California as Trustee incurred or made in the performance of its duties, including but not limited to expenses relating to investment of the Employer's Trust Fund such as brokers' commissions, stamp taxes, and similar items and all taxes of any and all kinds that may be levied or assessed under existing or future laws upon or in respect to the Employer's Trust Fund or the income thereof shall be allocated as directed by Employer to the Participants' Accounts incurring such expenditures, or allocated proportionately to all Participants' Accounts if applicable to the Plan as a whole, unless paid by Employer.

1.8     THIRD PARTIES

        In reference to dealings with third parties by the Trustee:

                (a) No person dealing with the Trustee shall be required to follow the application of purchase money paid or money loaned to the Trustee nor inquire as to whether the Trustee has complied with the requirements hereof.

                (b) In any judicial or administrative proceedings, only the affected Employer and the Trustee shall be necessary parties and no Participant or other person having or claiming any interest in the Employer's Trust Fund shall be entitled to any notice or service of process (except as required by law). Any judgment, decision or award entered in any such proceeding or action shall be conclusive upon all interested persons.

1.9     GENERAL FUNDING POLICY INVESTMENT OBJECTIVES AND PROXY VOTING POLICY

        In reference to the general funding policy, investment objectives and proxy voting policy of the Trust established by the Employer:

                (a) Subject to the requirements of law and the provisions of this Trust Agreement, the assets of the Trust Fund shall be prudently invested and managed in accordance with the Employer's funding policy consistent with the objectives of the Plan and the requirements of ERISA.

                (b) Employer shall assure that sufficient liquidity shall be maintained to meet the reasonably anticipated requirements of the Trust Fund for payment of expenses of administration, investment and management and for distribution of benefits to Participants and Beneficiaries.

                (c) Employer shall establish and communicate to Trustee the proxy voting policy for the Trust Fund and the Trustee shall vote proxies as directed by the person with investment authority, except that all proxies for securities in Participant Directed Accounts shall be voted by Trustee as directed by Employer, or by the Participant, if the Plan so provides.

                (d) The policies established in this Section may be modified at any time by the Employer upon written notice to Trustee.

1.10    EMPLOYER SECURITIES

        In reference to Employer Securities within the Trust Fund:

                (a) The Employer shall not elect Employer Securities as a Permissible investment and shall not direct the investment of assets in the Employer's Trust Fund in Employer Securities unless the Employer is satisfied that the Employer Securities are exempt from registration under the federal Securities Act of 1933, as amended, and are exempt from qualification under the California Corporate Securities Law of

                        1968, as amended, and from any other applicable blue sky law, or in the alternative, that the Employer Securities have been so registered and/or qualified. The Employer shall also specify what restrictive legend on transfer, if any, is required to be set forth on the certificates for the Employer Securities and the procedure to be followed by the Trustee to effectuate a resale of such Employer Securities. The Employer shall not direct the investment in "Employer Securities" or "Employer Real Property", as those terms are used in ERISA, if such investment would be prohibited by ERISA. The Employer shall only elect as Permissible Investments or direct the investment of funds into Employer Securities (i) if those securities are traded on an exchange permitting a readily ascertainable fair market value, or (ii) if the Employer shall have obtained a current valuation by an independent appraiser, and periodically supplies updated independent valuations while the Employer Securities remain in the Trust. Any Employer Securities not traded on an exchange permitting a readily ascertainable fair market value shall be held in a separate subaccount, and Employer shall provide recordkeeping services to ascertain participants' interests therein.

                        In determining the value of Employer Securities not traded on an exchange on a periodic basis, the Trustee may conclusively rely on the certified appraisal or other form of valuation submitted to it by the Employer, or by the Administrator, or the Investment Manager or QPAM, if any, on behalf of Employer.

                (b) The Trustee shall vote Employer Securities or sell pursuant to a tender offer as directed by written instructions of the Employer, the Administrator, the Investment Manager with authority over those assets, if any, or by the Participants if the Plan is a Participant Directed Account or an ESOP or the Employer has otherwise elected pass through voting, it being understood that the person with investment discretion over the Trust assets has exclusive authority and responsibility to vote proxies for Employer Securities unless pass through voting to Participants is set forth within the Plan or is mandated by law. If the vote is to be passed through to the Participants, the Administrator shall provide any information requested by the Trustee that is necessary or convenient to obtain and preserve the confidentiality of the Participants' directions. Employer shall ensure that Participants receive at least as much information regarding the proxy or tender offer matters as is sent to shareholders.

                        Any conflicting instructions shall be resolved by the Administrator, who shall advise the Trustee on the voting of Employer Securities or tendering the securities in response to a tender offer. Proxies of Employer Securities which are unallocated to a Participant's Account, or for which any votes are not cast, shall be voted by the Trustee as the Administrator directs, or in the absence of instructions from the Administrator, in the same manner as those voted by Participants, proportionately in the same ratio as those voted, unless the Trustee is required by law to vote the proxies exercising the Trustee's discretion. In response to a tender offer, the Trustee shall tender only those allocated shares for which participant direction to tender has been received; any unvoted, but allocated, shares shall not be tendered. Moreover, any unallocated shares shall be retained or tendered as directed by the Administrator, to the extent permitted by law. The Employer shall indemnify and hold harmless the Trustee with respect to any claim, demand or loss in connection with electing Employer Securities as Permissible Investments, and any action taken or refrained from with regard to voting or tendering Employer Securities except for losses resulting from Trustee's negligence or willful misconduct, it being expressly understood that the Trustee shall have no discretion with respect to such action unless required by law. Trustee shall have no duty to provide Participants with information necessary to make an informed decision with respect to the voting or tendering of Employer Securities, which shall be the exclusive duty of the Employer.

                (c) The Trustee shall not be liable under the Plan or the Trust for any delays in purchase of sale of, or investment in or retention of Employer Securities held as Trust assets, whether retention is due to instructions to retain, or inability to sell due to any Federal or State securities law restrictions, or the unmarketable or illiquid nature of the investment.


                                   ARTICLE II
                            RESTRICTIONS ON TRANSFER

2.1     PERSONS TO RECEIVE PAYMENT

        In reference to payments made by the Trustee:

                (a) The Trustee shall, except as otherwise provided in subsection (b), pay all amounts payable hereunder only to or for the benefit of the person or persons designated under the Plan as directed by the Employer or Administrator and not to any other person or corporation, and only to the extent of assets held in the Employer's Trust Fund allocated to the Participant's Account.

                (b) In the event any controversy shall arise as to the person or persons to whom any distribution or payment is to be made by the Trustee, or as to any other matter arising in the administration of the Plan, the Trustee may retain the amount in controversy pending resolution of the controversy or the Trustee may file an action seeking declaratory relief and/or may interplead the Trust assets to which persons are making conflicting demands.

                (c) The Trustee shall not be liable for the payment of any interest or income on any amount interpleaded under subsection (b) pending resolution of claims and ultimate distribution.

                (d) The expenses of the Trustee for taking any action under subsection (b) shall be charged by the Trustee to the Employer's Trust Fund to the extent not paid by Employer.

2.2     ASSIGNMENT AND ALIENATION PROHIBITED

        (a) Benefits or interest available hereunder will not be subject to assignment or alienation, either voluntarily or involuntarily. The preceding sentence shall also apply to the creation, assignment, or recognition of a right to any benefit payable with respect to a Participant pursuant to a domestic relations order, unless such an order is determined by the Employer or Administrator to be a Qualified Domestic Relations Order, as defined in Section 414(p) of the Code. Any domestic relations order entered before January 1, 1985, will be treated as a Qualified Domestic Relations Order if payment of benefits has commenced as of such date, and may be treated as a Qualified Domestic Relations Order if payment of benefits had not commenced as of such date, even though the order does not satisfy the requirements of Section 414(p).

        (b) Notwithstanding the above, Employer may agree to allow Participants to borrow from the Plan, and secure their loans with their vested Participant Account balances ("Participant Loans"). Where loans are made to Plan Participants, all fiduciary duties and responsibilities for administration of the Trust with respect to any Participant Loans, including but not limited to the review and acceptance or rejection of loan applications, making of the Participant Loans, the determination of when to declare default and issue tax reports for such deemed distributions, and when to foreclose on collateral securing defaulted Participant Loans shall rest with the named fiduciary which shall be appointed by the Employer (the "Loan Fiduciary"). All loan documents shall be prepared by the Loan Fiduciary, or upon written direction of the Loan Fiduciary, by the Trustee: the Loan Fiduciary shall establish the interest rate to be charged for the Participant Loan, the maturity date of the loan, the amount which may be loaned and the amount of the Participant's vested Account balance which may secure the Participant Loan under applicable laws and regulations.

                To the extent permitted by law, the Employer shall indemnify and hold the Trustee harmless from all liability, damages, costs or expenses, including reasonable attorney's fees, arising out of any action or inaction of the Loan Fiduciary with respect to Participant Loans.


                                   ARTICLE III
                           RESIGNATION AND SUCCESSION

3.1     WITH RESPECT TO ALL EMPLOYERS:

        In reference to the resignation of the Trustee or the appointment of a successor Trustee:

                (a) The Trustee may resign at any time upon thirty days prior written notice to the Employer(s) adopting the Plan (which notice may be waived by the Employer(s)). Upon resignation of the Trustee the Trustee shall simultaneously designate a Successor Trustee.

                (b) A Successor Trustee shall have the same powers and duties as those conferred herein. A resigning Trustee shall transfer the Trust Fund to its successor and shall deliver appropriate Trust and Plan books, accounts and records thereto. The resigning Trustee is authorized, however, to reserve such amount as may be necessary for the payment of its fees and expenses incurred prior to its resignation, and the costs or transfer of the Trust.

                (c) If the Trustee shall fail to so appoint a successor Trustee prior to the effective date of its resignation, the Employer's Plan Administrative Committee members shall be the Successor Trustee.

                (d) A Successor Trustee shall have no duty to audit or otherwise inquire into the acts and transactions of its predecessor.

3.2     WITH RESPECT TO INDIVIDUAL EMPLOYERS:

        In reference to the resignation or removal of the Trustee or the succession of the Trustee:

                (a) The Trustee may resign as Trustee with respect to the Plan and Trust Agreement as adopted by an individual Employer at any time upon thirty days' prior written notice to the Employer (which notice may be waived by the Employer). Notwithstanding the preceding sentence, if any Employer Securities are held as an asset of the Trust, Trustee may resign at any time with such resignation to be effective immediately upon written notice to the Employer and Employer's Plan Administrative Committee members shall immediately be appointed successor trustee.

                (b) An Employer may remove the Trustee with respect to the Plan and Trust Agreement as adopted by the Employer at any time upon thirty days prior written notice to the Trustee (which notice may be waived by the Trustee).

                (c)     Upon resignation or removal of the Trustee pursuant to
                        Section 3.2(a) or (b), the Employer shall promptly designate a Successor Trustee who must be acceptable to the Trustee. If the named Successor Trustee is not acceptable to the Trustee, the Employer shall promptly designate a Successor Plan and Trust (as defined below) and a qualified trustee thereunder who will accept transfer of the assets of the Employer's Trust Fund. The term "Successor Plan and Trust" means a plan and trust intended to meet the requirements of ERISA and Section 401(a) and 501(a) of the Code.

                (d) If the Employer does not designate a Successor Plan and Trust and a qualified trustee thereunder within thirty days after the Trustee gives notice of resignation pursuant to Section 3.2(a) or receives notice of removal pursuant to Section 3.2(b), the Employer's Plan Administrative Committee shall be deemed to be Successor Trustee. Alternatively, Trustee may, at the expense of the Employer's Trust Fund apply to a court of competent jurisdiction for the designation of a Successor Plan and Trust and a qualified trustee thereunder. Until such time as a Successor Plan and Trust and a qualified trustee are appointed and have accepted appointment and the Trust Assets are delivered to them, the Trustee shall be entitled to its regular fees for acting as Trustee as provided under the Plan.

                (e) Upon the designation of a Successor Plan and Trust and a qualified trustee thereunder or a successor trustee, the Trustee shall promptly transfer the assets of the Employer's Trust Fund, suitable records, and other information to the trustee of the Successor Plan and Trust or the successor trustee and the Trustee shall have no further responsibility with respect to the Plan and Trust or such assets, records, and information. The Trustee is authorized, however, to reserve such amount as may be necessary for the payment of its fees and expenses incurred prior to and in connection with the transfer of such assets, records, and information.


                                   ARTICLE IV
                                    AMENDMENT

4.1     POWER TO AMEND

        The Trustee and the Employer shall have the right at any time and from time to time to modify or amend this Trust Agreement in whole or in part by written mutual consent.

4.2     LIMITATION ON AMENDMENT

        No amendment shall be made at any time under which any part of the Employer's Trust Fund may be diverted to purposes other than for the exclusive benefit of Participants and their Beneficiaries or which shall decrease the percentage or amount of the interest of any Participant which shall theretofore have become Vested.

4.3     CONFORMITY WITH LAW

        Notwithstanding anything herein to the contrary, this Trust Agreement may be amended prospectively or retroactively at any time by the Trustee if deemed necessary to conform to the provisions and requirements of ERISA or the Internal Revenue Code or regulations promulgated pursuant thereto in order to maintain the Trust's tax-exempt status thereunder, or to conform to the provisions and requirements of any law, regulation, order at ruling affecting the character or purpose of the Trust.

                                    ARTICLE V
                                   LIABILITIES

5.1     DECLARATION OF INTENT

        In keeping with the public policy expressed in Section 410(a) of ERISA, nothing in this Article purports to relieve a fiduciary from liability for any responsibility, obligation or duty under Part 4 of Title I of ERISA. However, to the full extent permitted in Section 405 of ERISA and otherwise as not prohibited by law, it is the intent of this Article to relieve each fiduciary from ail liability for any acts or omissions of any other fiduciary or any other person and to declare the absence of liabilities of all persons referred to in this Article to the extent not imposed by law or by Section 1.2 or other provisions of this Trust Agreement. Each of the following Sections, in declaring such limitations of liability, is set forth without limiting the generality of this Section but in each case shall be subject to the provisions, limitations and policies set forth in this Section. Additionally, to the full extent permitted in Section 404(c) of ERISA, no fiduciary shall be liable for any investment selection, investment loss or by reason of any breach of fiduciary duty or of this Agreement which results from Participant's or Beneficiary's exercise of control over the assets of his or her Account.

5.2     GENERAL LIMITATIONS OF LIABILITY

        In reference to the limitation of liability of the fiduciary:

                (a) No fiduciary shall be liable with respect to a breach of fiduciary duty under Title I of ERISA if such breach was committed before he or she became a fiduciary or after he or she ceased to be a fiduciary.

                (b) No named fiduciary shall be liable for any act or omission of any person to whom fiduciary responsibilities (other than Trustee responsibilities) are allocated by the Trust Agreement or by a named fiduciary, except as provided in Section 405(c) of ERISA.

5.3     LIABILITY OF THE TRUSTEE

        In reference to the liabilities and responsibilities of the Trustee:

                (a) The Trustee shall have no powers, duties or responsibilities with regard to the administration of the Plan or to determine the rights or benefits of any person having or claiming an interest under the Plan or in the Trust Fund or under this Trust Agreement or to examine or control any disposition of the Trust Fund or part thereof which is directed by the Employer or Administrator.

                (b) The Trustee shall have no liability for the adequacy of contributions for the purposes of the Plan or for collection or enforcement of the payment thereof.

                (c) The Trustee shall have no liability for the acts or omissions of the Employer or the Administrator or the Participant or Beneficiary, nor any Investment Manager or QPAM.

                (d) The Trustee shall have no liability for following proper directions of a named fiduciary or Participant when such directions are made in accordance with this Trust Agreement and the Plan and are not contrary to Title I of ERISA.

                (e) During such period or periods of time, if any, as any named fiduciary or Participant is directing the investment and management of Trust assets, the Trustee shall have no obligation to determine the existence of any conversion, redemption, exchange, subscription or other right relating to any securities purchased on the directions of such named fiduciary or participant if notice of any such right was given prior to the purchase of such securities. If such notice is given after the purchase of such securities, the Trustee shall notify such named fiduciary or Participant thereof. The Trustee shall have no obligation to exercise any such right unless it is informed of the existence of the right and is instructed to exercise such right, in writing, by the named fiduciary or Participant in question within a reasonable time prior to the expiration of such right.

                (f) During such period or periods of time, if any, as a named fiduciary or Participant is directing the investment and management of Trust assets, if such named fiduciary or Participant directs the Trustee to purchase securities issued by any foreign government or agency thereof, or by any corporation domiciled outside of the United States, it shall be the responsibility of the named fiduciary or Participant to advise the Trustee in writing with respect to any laws or regulations of any foreign countries or any United States territories or possessions which shall apply, in any manner whatsoever, to such securities, inducing, but not limited to, receipt and taxation of dividends or interest by the Trustee for such securities.

                (g) If by reason of any action or failure to act by any Employer and without the knowledge of the Trustee, the

                        Trust of a portion thereof, ceases to be a tax-exempt trust pursuant to a qualified plan under Sections 401 and 501 of the Internal Revenue Code, the Employer involved shall indemnify the Trustee for any taxes and penalties, and interest including but not limited to federal or state income estate or inheritance taxes which the Trustee is required to pay as a result of a distribution thereafter made at the direction of the Administrator under subsection 1.4(j)(i) to a Beneficiary in which event the Employer shall be subrogated to the right of the Trustee to proceed against such Beneficiary, the executor of the estate of the deceased Participant or any other person for reimbursement of the amount paid.

5.4     INDEMNIFICATION

        In reference to indemnification of the parties to this Trust Agreement:

                (a) The Employer, by adoption of this Trust Agreement, agrees to indemnify the Trustee and the Administrator against any and all claims, demands, liability, loss, expenses, including attorney fees and costs and against claims of breach of fiduciary duty and liability incurred or to be incurred by them for acts or omissions of such Employer, any Affiliated Employer or any of their Employees or for breach by any of them of any duty under this Agreement.

                (b) The Employer agrees to indemnify the Trustee against any liability imposed as a result of a claim asserted by any person or persons with respect to whom the Trustee has acted in good faith in reliance on a direction of the Employer or the Administrator, a Participant, or other person to whom power of direction is given over the Plan or Trust.


                                   ARTICLE VI
                            DURATION AND TERMINATION

6.1     DURATION

        This Trust shall continue in full force and effect for the maximum period of time permitted by law and in any event until the expiration of twenty-one years after the death of the last surviving person who was living at the time of execution hereof who at any time becomes a Participant or Beneficiary in the Plan, unless this Trust is sooner terminated in accordance with the Plan.


                                   ARTICLE VII
                                  MISCELLANEOUS

7.1     ADOPTION BY OTHER EMPLOYERS

        An Employer which (or an Affiliated Employer which adopts the Plan with the approval of both the Administrator and the Trustee shall concurrently become a party to this Trust Agreement by giving written notice of its adoption of the Plan and this Trust Agreement to the Trustee. Upon executing such plan document, the Employer (or such Affiliated Employer) shall become a signatory to this Trust Agreement upon acceptance by Trustee. Employer shall notify Trustee of any change of Employer entity, including but not limited to changes due to merger, acquisition, purchase of assets and assumption of liabilities, or assignment for the benefit of creditors, dissolution, or if it becomes subject to any proceeding under the Bankruptcy Code.

7.2     SUCCESSOR EMPLOYER

        If any successor to an Employer continues the Plan adopted by the Employer, such successor shall concurrently become a successor first party to this Trust Agreement by giving written notice of its adoption of the Plan and this Trust Agreement to the Trustee by duty authorized persons, which said written notice shall constitute such successor a signatory hereto.

7.3     RELATION TO PLAN

        All words and phrases used herein shall have the some meaning as in the Plan and this Trust Agreement and the Plan shall be read and construed together. Whenever in the Plan it is provided that the Trustee shall act as therein prescribed, the Trustee shall be and is hereby authorized and empowered to do so for all purposes as fully as though specifically so provided herein. The Trustee shall furnish the Employers with copies of the Plan, the Trust Agreement and all amendments thereto.

7.4     USE OF TRUST FUNDS

        Under no circumstances shall any part of the Employer Trust Fund be recoverable by the Employer or any Affiliated Employer from the Trustee or from any Participant or Former Participant, his or her Beneficiaries, or any other person, or be used for or diverted to purposes other than for the exclusive purposes of providing benefits to Participants and their Beneficiaries; provided, however, that:

                (a) an Employer's contribution which is made under a mistake of fact pursuant to ERISA Section 403(c)(2)(A) may be returned to such Employer to the extent permitted by law and in accordance with the applicable provisions of the Plan,

                (b) an Employer's contribution which is conditioned on deductibility to the extent such deduction is disallowed pursuant to ERISA Section 403(c)(2)(C) may be returned to such Employer to the extent permitted by law and in accordance with the applicable provisions of the Plan, and

                (c) the portion, if any, of the Trust Fund attributable to an Employer not required for the satisfaction of all liabilities of the Plan including liabilities to Participants and their Beneficiaries shall, upon such Employer's termination of the Plan, revert to such Employer, but only to the extent permitted under Section
                        15.03 of the Plan

7.5     LOCATION OF TRUST FUND ASSETS

        Except as authorized by the Secretary of Labor by regulation, the indicia of ownership of any assets of the Trust Fund and Plan shall not be maintained outside the jurisdiction of the District Courts of the United States.

7.6     PARTIAL INVALIDITY

        If any provision of this Trust Agreement is held to be illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining portions of this Trust Agreement, unless such illegality or invalidity prevents accomplishment of the objectives and purposes of this Trust Agreement and the Plan. In the event of any such holding, the parties will immediately amend this Trust Agreement as necessary to remedy any such defect.

7.7     CONSTRUCTION, VENUE AND JURISDICTION

        This Trust Agreement shall be construed, administered and enforced according to ERISA and the Internal Revenue Code and where state law is applicable, under California laws, fairly and equitably, and in accordance with the purposes of the Plan. Venue and Jurisdiction for any dispute hereunder shall be in California.

7.8     ALTERNATE DISPUTE RESOLUTION

        If a dispute arises out of or relates to this Agreement, or the performance or breach thereof, the parties agree first to try in good faith to settle the dispute by mediation under the Commercial Mediation Rules of the American Arbitration Association. Thereafter, any remaining unresolved controversy or claim arising out of or relating to this Agreement, or the performance or breach thereof, shall be decided by binding arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association and California Code of Civil Procedure Sections 1280 et seq. The sole arbitrator shall be a retired or former Judge or other qualified panelist associated with the American Arbitration Association. Judgement upon any award rendered by the arbitrator shall be final and may be entered in any court having jurisdiction and the parties waive their right to jury trial. Each party shall bear its own costs, attorney's fees and its share of arbitration fees. The Alternate Dispute Resolution provisions in this Agreement do not constitute a waiver of the parties' rights to a judicial forum in instances where arbitration would be void under applicable law, and do not preclude the Trustee from exercising its rights to interplead the funds of the Trust Fund at the cost of the Trust Fund.

7.9     LOCATING PARTICIPANTS

        The Employer and its Plan Administrator will be responsible for locating Participants and Beneficiaries to facilitate benefit payments and compliance with reporting and disclosure requirements.

Executed at           Burbank             California    By:
            ------------------------, -----------------
                       (City)              (State)


                        UNION BANK OF CALIFORNIA, TRUSTEE



MICHELLE C. BREEDEN                     VICE PRESIDENT AND MANAGER
---------------------------------       -------------------------------------
Name of Authorized Signer               Title
for Union Bank of California


/s/  MICHELLE C. BREEDEN                2/26/98
---------------------------------       -------------------------------------
Signature of Authorized Signer          Date
for Union Bank of California


                                  PLAN SPONSOR


LONNIE D. SCHNELL                       CHIEF FINANCIAL OFFICER
---------------------------------       -------------------------------------
Name of Authorized Signer               Title
for Plan Sponsor

/s/  LONNIE D. SCHNELL                  2/26/98
---------------------------------       -------------------------------------
Signature of Authorized Signer          Date
for Plan Sponsor

--------------------------------------------------------------------------------
SelectBENEFIT New Account Package       ADMINISTRATIVE SERVICES AGENCY AGREEMENT
--------------------------------------------------------------------------------

                    Administrative Services Agency Agreement
                   for Daily Valuation Recordkeeping Services

THIS AGREEMENT is made by and between UNION BANK OF CALIFORNIA, National Association ("Agent"), and the employer ("Principal"). This Agreement sets forth the terms, conditions and obligations of the parties with regard to services to be performed by the Agent on behalf of the Principal in connection with the Employee Benefit Plan ("Plan") designated below.

PRINCIPAL, by signing this Agreement, has retained the Agent to provide the services listed below in Article 1 and following. It is understood by the parties to this Agreement that the Agent's duties under this Agreement shall be strictly confined to the terms of this Agreement and are separate and distinct from any duties it may have to the Plan if it is also named as the Plan Trustee. Moreover, Principal warrants that the Plans Administrative Committee is the Plan Administrator as the term is defined in ERISA 3(16).

                                    SECTION I
                                 AGENT'S DUTIES

1.1. RECORDKEEPING. Agent shall maintain records of participant accounts established by the Principal under the terms of the Plan. Such records shall reflect adjustments and allocations of employer contributions, participant contributions, if any, forfeitures, if any, and investment gains or losses. Agent shall make such adjustments and allocations in accordance with the terms of the Plan and applicable Internal Revenue Service ("IRS") and Department of Labor ("DOL") regulations based on information furnished by the Principal in accordance with Paragraph 2.2 of this Agreement.

1.2. REPORTS. Agent shall furnish the Principal a comprehensive Employer Administrative Report and individual Participant Statements quarterly. Such statements shall reflect the status of the account of each Plan participant as of the last day of the quarterly reporting period specified by the Principal. Statements shall include the balance of the account at the beginning of the reporting period, adjustments and allocations to the account (such as contributions, forfeitures, withdrawals and investment earnings, etc.) during the reporting period, and the balance at the end of the reporting period. Additionally, the Agent shall furnish the Principal a monthly Transaction Summary which shall reflect total transaction activity, itemizing all contributions and distributions. All reports and statements shall be delivered solely to the Principal unless otherwise agreed to by the Agent.

1.3. ALLOCATIONS OF CONTRIBUTIONS. Agent shall allocate contributions to individual participant accounts as specified by the Principal and to investment funds established under the Plan based upon the directions of the Participant as described in Section 3, unless specified otherwise by the Principal. In the absence of directions or in the case of improper or incomplete directions at the sole discretion of the Agent, cash shall automatically be invested in the cash management investment vehicle designated by the Employer. Agent shall promptly notify the directing party and request further instruction. Such cash shall continue to be so invested unless and until the person responsible for giving investment directions directs otherwise or until such date as the cash is returned to the Principal as described in Paragraph 4.1.

1.4. TRANSFERS BETWEEN INVESTMENT FUNDS. Agent shall transfer existing account balances among investment funds established under the Plan based upon directions of the Participant as described in Section 3, unless specified otherwise by the Principal. In the case of improper or incomplete transfer directions at the sole discretion of the Agent, no such transfer shall be effected. Agent shall promptly notify the directing party and request further instruction.

1.5. DOCUMENTATION FOR PARTICIPANT LOANS. Based upon available records and information supplied by the Principal, the Agent shall initiate participant loan documentation at the request of the Participant and designated Loan Fiduciary (as defined in the Trust Agreement) as described in Section 3, unless specified otherwise by the Principal. Such documentation shall include direction, spousal consent to loan and pledge of account balance, application for loan and certification of loan purpose, and promissory note, security agreement and federal disclosure statement. However, it is agreed and understood by all parties that the Agent in its capacity under this Agreement shall have no discretionary authority to grant a request for a loan, to establish the terms of a loan or to make the final determination of maximum allowable loan amounts under the Plan.

1.6. DETERMINATION OF VESTED INTEREST. The Agent shall assist the Principal in the determination of each participant's vested interest based upon data supplied by the Principal. However, the Agent shall not assume sole responsibility to make such a determination nor shall the Agent be responsible for the correctness of the determination.

1.7. REGULATORY TESTING. Annually, the Agent shall perform Internal Revenue Code ("IRC") Section 415(c) Annual Additions testing and prospective Top Heavy Testing. The Agent shall also provide a summary of benefits payable to Participants age 70 or older. Annually (if appropriate), the Agent shall perform IRC Section 401(k) and 401(m) nondiscrimination testing. In the event that the Plan fails any such test, the Agent shall not be responsible for the determination or performance of any corrective action. Any consulting or corrective measures performed by the Agent resulting from such test failure shall be performed solely at the direction of the Principal and shall be subject to extraordinary fees as described in the Fee Schedule. Agent is not responsible for controlled group testing, including, but not limited to, determination of "Employer" under IRC section 414.

1.8. REGULATORY REPORTING. Agent shall furnish the Principal with a substantially completed Annual Return/Report of Employee Benefit Plan (Form 5500/5500-C) for submission to the Internal Revenue Service and the required Summary Annual Report (SAR) for distribution by the Principal to Plan participants. Agent shall have no duty to file such reports with any governmental agency and shall have no duty to maintain or furnish any records or reports required under Sections 105 or 209 of the Employee Retirement Income Security Act of 1974 and any regulations thereunder ("ERISA") to be kept or furnished by Principal. Agent is not responsible for aggregation reporting required if Plan is a controlled group.



--------------------------------------------------------------------------------
          Plan Name: Haskel International, Inc. Retirement Savings Plan

                            Union Bank of California